INFANTE & COMPANY

                          CERTIFIED PUBLIC ACCOUNTANTS





December 27, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         This letter updates our January 20, 2000 letter included as an Exhibit to the Form 8-K filed by our former client, Floridino's International Holdings, Inc., dated January 17, 2000.

         We have read the statements made by our former client, Floridino's International Holdings, Inc., in Item 4 of its Form 8-K/A report dated November 15, 2000. We agree with the statements concerning our firm in such 8-K/A.

                                                        Very truly yours,


                                                 /s/
                                                    ----------------------------
                                                        Infante & Company